UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2018

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GULFMARK OFFSHORE, INC.

(Exact name of registrant as specified in its charter)

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Delaware	001-33607	76-0526032
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

842 West Sam Houston Parkway North, Suite 400, Houston, Texas		77024
(Address of principal executive offices)		(Zip Code)

(713) 963-9522

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Adoption of Management Incentive Plan and Forms of Award Agreements

The Amended Chapter 11 Plan of Reorganization (the “Reorganization Plan”) of GulfMark Offshore, Inc. (the “Company”), effective as of November 14, 2017, provides for a post-emergence management incentive plan under which 7.5% of the Reorganized GulfMark Equity (as defined in the Reorganization Plan) is to be reserved for issuance as awards thereunder by the Board of Directors of the Company (the “Board”) or an authorized committee of the Board. On April 13, 2018, pursuant to the Reorganization Plan, the Board unanimously adopted and approved the GulfMark Offshore, Inc. Management Incentive Plan (the “MIP”).

The purpose of the MIP is to align the interests of participants with those of the Company’s shareholders by providing incentive compensation opportunities tied to the performance of the common stock of the Company, par value $0.01 per share (the “Common Stock”) and by promoting increased ownership of the Common Stock by such individuals. The MIP is also intended to advance the interests of the Company and its shareholders by attracting, retaining and motivating key personnel upon whose judgment, initiative and effort the successful conduct of the Company’s business is largely dependent. The MIP will be administered by the Compensation Committee of the Board (the “Committee”) with respect to awards granted to employees and consultants of the Company, and the Board with respect to awards granted to directors of the Company.

The MIP provides the Committee or the Board, as applicable, with authority to grant Stock Options, Restricted Stock Awards, Restricted Stock Unit Awards, or Other Awards (in each case as defined in the MIP, and, collectively, the “Awards”) to employees, directors, or consultants of the Company or any of its subsidiaries. Subject to adjustment pursuant to the MIP, the maximum number of shares of Common Stock which may be issued under all Awards granted to participants under the MIP is 876,552.

On April 13, 2018, (i) the Committee approved a form of Restricted Stock Unit Award Agreement (the “Form of Employee Award Agreement”) to be used in connection with grants of Restricted Stock Unit Awards to employees under the MIP, and (ii) the Board approved a form of Restricted Stock Unit Award Agreement (the “Form of Director Award Agreement”) to be used in connection with grants of Restricted Stock Unit Awards to non-employee directors under the MIP.

The foregoing description of the terms of the MIP, the Form of Employee Award Agreement, and the Form of Director Award Agreement is qualified in its entirety by reference to the actual terms of the MIP, the Form of Employee Award Agreement, and the Form of Director Award Agreement, as applicable, which are incorporated herein by this reference.

Grants of Awards

On April 13, 2018, the Committee approved grants including 43,966 Restricted Stock Unit Awards to Quintin Kneen and 9,483 Restricted Stock Unit Awards to Samuel Rubio, each of which vest in one-third increments on each of the first three anniversaries of April 13, 2018.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	GulfMark Offshore, Inc. Management Incentive Plan

10.2	Form of Employee Award Agreement

10.3	Form of Director Award Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GULFMARK OFFSHORE, INC.

By:	/s/ Quintin V. Kneen
Name:	Quintin V. Kneen
Chief Executive Officer,
President and Director

Dated: April 16, 2018